EXHIBIT 15

                           Rule 12b-1 Distribution Plan
                           ----------------------------


The Plan, except for the Addendum that follows, was previously filed as
Exhibit 15 to the Post-Effective Amendment No. 32 to this Registration Statement, and is incorporated into this Exhibit by this reference.

                                   Addendum
                            Dated January 15, 1996
                           To Distribution Plan of
                      Principal Preservation Portfolios


     The Board of Directors of Principal Preservation Portfolios, by unanimous vote, including all of the non-interested directors, on January 15, 1996 hereby adopts the Distribution Plan of the Fund for the PSE Technology Stock Index.